Exhibit 99.1

Primus Telecommunications Group, Incorporated Announces Consensual Financial Restructuring

•	Over 50 Percent Debt and Interest Expense Reduction Sought Through Expedited Chapter 11 Filing

•	No Operating Subsidiaries Included in the Filing; All Vendors, Carriers, Customers and Employees of Operating Subsidiaries Unaffected by the Filing

•	Consensual Plan of Reorganization and Disclosure Statement Filed with Court

•	Plan Support Agreement Signed by Majority of Impaired Noteholders

McLean, VA – March 16, 2009 – Primus Telecommunications Group, Incorporated (OTCBB: PRTL), together with three affiliated holding companies, Primus Telecommunications Holding, Inc, Primus Telecommunications International, Inc. and Primus Telecommunications IHC, Inc. (together, the “Holding Companies”), today announced that they have reached agreement with various noteholders on the terms of a consensual financial restructuring that, if consummated, would materially improve the Holding Companies’ liquidity by reducing principal debt obligations by approximately $315 million, or over 50%, reduce interest payments by over 50% and extend certain debt maturities. The Holding Companies and certain noteholders have entered into a Plan Support Agreement whereby a majority of noteholders have committed to support the restructuring through an agreed plan of reorganization.

The Holding Companies today filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware, along with the proposed plan of reorganization and disclosure statement. The Company also secured waivers from certain senior secured lenders with respect to the filings and the debt of the remaining senior secured lenders is to be reinstated under the proposed plan. The Company is in continuing discussions with the remaining senior secured lenders for a potential resolution of their claims. A hearing on the adequacy of the disclosure statement will be requested shortly. It is anticipated that the plan filing should expedite the reorganization and that the reorganization could be completed in 90 to 120 days.

None of PRIMUS’s operating companies in the United States, Australia, Canada, India, Europe and Brazil are included in the filing. All operating units are expected to continue to manage and to operate their businesses without interruption as a result of the filing. Employees, customers, suppliers and partners of these operating business units will be unaffected during what is anticipated to be an expedited financial restructuring of the Holding Companies.

The Holding Companies stated that, because this plan represents a balance sheet restructuring, it did not create a need to seek debtor-in-possession financing due to the fact that all business expenses are handled at the operating level and should not be affected by today’s filing. They stated further that the Holding Companies have adequate cash available to support operations during this “fast-track,” consensual restructuring.

“This is a relatively straight-forward balance sheet restructuring at the Holding Company level. Our operating units are strong and have adequate cash resources to meet the needs of their businesses throughout this process,” said K. Paul Singh, Chairman and Chief Executive Officer. “Confirmation of the plan of reorganization will put PRIMUS in a stronger position to weather current global economic conditions and should enable us to take advantage of opportunities that may arise. After emergence, the Holding Companies will have a stronger balance sheet and should have improved free cash flow.”

The Proposed Plan of Reorganization

The significant elements of the consensual plan include:

•	Reinstate $96 million in outstanding variable rate Term Loan debt due 2011;

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Exchange $173.2 million of outstanding 14  1/4 % Senior Secured Notes for a pro rata share of $123.4 million of 14  1/4 % Senior Secured Notes to be issued by Primus Telecommunications IHC, Inc., subject to certain modifications, and for a pro rata share of 50% of the equity of the reorganized company distributed to creditors of the Holding Companies;

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Exchange the 8% Senior Notes and 5% Exchangeable Notes for 50% of the equity of the reorganized company distributed to creditors of the Holding Companies and warrants exchangeable into additional equity in the reorganized company at predetermined levels of enterprise value;

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Exchange the 12  3/4% Senior Notes, 3  3/4% Convertible Senior Notes and 8% Step Up Convertible Subordinated Debentures for warrants exchangeable into equity in the reorganized company at predetermined levels of enterprise value;

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Cancel all of the existing equity interests in the parent Holding Company and issue contingent value rights (CVRs) exchangeable into up to 15% of the fully diluted value of the reorganized company after a predetermined level of enterprise value is reached;

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Key employees can attain up to 4% of the equity of the reorganized company through a combination of shares vesting upon attaining performance benchmarks and warrants for up to 6% exchangeable into equity in the reorganized company based upon achieving predetermined levels of enterprise value.

•	Suppliers to be paid in full in the ordinary course.

“The proposed plan is the result of extensive negotiations with most of our major stakeholders, and we believe that it provides the highest and fairest recovery for all of our stakeholders,” said Mr. Singh.

Fourth Quarter Results

Mr. Singh also stated, “As discussed in our earnings press release issued today, our operating results are stable and showed some improvement in the fourth quarter 2008. We reported fourth quarter 2008 net revenue of $203 million, down $28 million from third quarter 2008 and down $18 million from the year-ago quarter. The revenue decline in the fourth quarter is attributable to the $35 million negative impact from the strengthening of the US dollar against currencies in our major foreign operations, which was offset by retail revenue growth of $4 million and wholesale services revenue growth of $3 million in the fourth quarter. Income from operations for the fourth quarter 2008 was $7 million; this is in line with the $7 million reported in the prior quarter, which included a $5 million gain from the sale of primarily rural WIMAX spectrum assets. Fourth quarter 2008 Adjusted EBITDA was $15 million, as compared to $12 million in the prior quarter and $17 million in the year-ago quarter. Adjusted EBITDA for the full year 2008 was $66 million. The December 31, 2008 unrestricted cash balance was $37 million.

Business As Usual

“All operations are expected to continue in the ordinary course without interruption. Employees worldwide will continue to be paid in the normal manner, and benefits will continue without interruption. Vendors of all the foreign and domestic operating entities will continue to be paid in full, in accordance with normal terms and conditions, for all goods furnished and services provided to date and in the future. In summary, the plan of reorganization has been carefully crafted to minimize any impact on our employees, our customers or our vendors,” Mr. Singh concluded. “The non-disruptive outcome was also an objective of our consenting noteholders and certain senior lenders who, through their cooperation, have demonstrated faith in our operating businesses and the enterprise value that a restructured PRIMUS is capable of generating.”

The Companies have established toll-free and direct dial numbers for parties interested in more information. For callers in the U.S., the number is 866-889-2182. For callers outside the U.S. the number is 310-432-4187. We also can be reached via email at ir@primustel.com.

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PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and Western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

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Statements in this press release concerning the plan of reorganization, financing requirements, post-restructuring financial condition, prospects, cash flow and investments, fourth quarter 2008 financial performance, year-end financial condition and ongoing impacts on our operations and objectives constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could”, “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Holding Companies to obtain support of the Term Loan group and to confirm and consummate the contemplated Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Holding Companies and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the potential need to modify or amend the contemplated Chapter 11 plan of reorganization, (iv) the potential need to secure an approved debtor-in-possession financing facility; (v) the ability to service substantial indebtedness; (vi) customer, vendor, carrier and third-party responses to the Chapter 11 filings; (vii) potential adverse actions that may be pursued by certain senior lenders including the Term Loan group; and (viii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under captions “MD&A— Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “Special Note Regarding Forward Looking Statements;” and “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q) and with the U.S. Bankruptcy Court in connection with the Companies’ Chapter 11 filing, including but not limited to (a) the continuation (or worsening) of trends involving the strengthening of the U.S. dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation or worsening of turbulent or weak financial and capital market conditions; (d) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Holding Companies’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 748-8050

ir@primustel.com

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